1 3Q25 Financial Highlights3(B) 3Q25 Business Segment Highlights1,3,4(B) Consumer Banking • Net income of $3.4 billion • Revenue of $11.2 billion, up 7% • Average deposits of $947 billion were up 1% and up 32% from pre- pandemic levels (4Q19); #1 in U.S. Consumer Deposits5 • Average loans and leases of $320 billion, up $7 billion, or 2% • Average Small Business loans grew 7%; #1 Small Business Lender6 • Combined credit / debit card spend of $245 billion, up 6% • Client Highlights – Added ~212,000 net new consumer checking accounts; 27th consecutive quarter of growth – 38.4 million consumer checking accounts; 92% are primary7 – ~4 million small business checking accounts – $580 billion in consumer investment assets, up 17%8 – $1.1 trillion in payments, up 5%9 – 4.2 billion digital logins; 66% of total sales were digitally-enabled Global Wealth and Investment Management • Net income of $1.3 billion • Revenue of $6.3 billion, up 10%. The increase was primarily driven by higher asset management fees, up 12% to $3.9 billion, from higher market valuations and strong AUM flows • Client balances of $4.6 trillion, up 11%, driven by higher market valuations and positive net client flows • Average loans and leases of $246 billion, up $20 billion, or 9% • Client Highlights – Added ~5,400 net new relationships across Merrill and Private Bank – ~$2.1 trillion of AUM balances, up 13% – 86% of Merrill and Private Bank clients digitally active Global Banking • Net income of $2.1 billion • Total Corporation investment banking fees (excl. self-led) of $2.0 billion, up 43% • #3 investment banking fee ranking; 136 bps gain in market share11 • $632 billion in average deposits, up 15% • 6% growth in Middle Market average loan balances13 • 12% improvement in treasury service charges Global Markets • Net income of $1.6 billion • Sales and trading revenue up 9% to $5.4 billion including net debit valuation adjustment (DVA) gains of $14 million. Excluding net DVA, up 8%.(E) 14th consecutive quarter of year-over-year growth – Fixed Income, Currencies and Commodities (FICC) revenue up 5% to $3.1 billion including and excluding net DVA(E) – Equities revenue up 14% to $2.3 billion including and excluding net DVA(E) From Chair and CEO Brian Moynihan: Strong net income growth drove third quarter diluted earnings per share up 31% from last year. This in turn drove strong improvement in our returns on assets and equity. Revenue grew 11% year-over-year. Strong loan and deposit growth, coupled with effective balance sheet positioning, resulted in record net interest income. We also saw strong fee performance from our market-facing businesses. As revenues grew at a much faster rate than expenses, we drove good operating leverage and an efficiency ratio below 62%. With continued organic growth, every line of business reported top and bottom-line improvements. I thank our teammates for a strong quarter. Bank of America Reports 3Q25 Net Income of $8.5 Billion, EPS of $1.06 Revenue up 11% YoY to $28.1 Billion,1 Net Interest Income Grew 9% YoY to $15.2 Billion ($15.4 Billion FTE)(A) Investment Banking Fees2 Topped $2 Billion, Rising 43% YoY See page 10 for endnotes. Amounts may not total due to rounding. 1 Revenue, net of interest expense. 2 Excluding self-led. 3 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. 4 The Bank of America Corporation (Corporation) reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 5 Source: Federal Financial Institutions Examination Council (FFIEC) Call Reports, 2Q25. 6 Source: Federal Deposit Insurance Corporation (FDIC), 2Q25. 7 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 8 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking. 9 Total payments represent payments made from Bank of America accounts using credit card, debit card, ACH, wires, billpay, person-to-person, cash and checks. 10 Return on average tangible common shareholders’ equity ratio represents a non-GAAP financial measure. For more information, see page 19. 11 Source: Dealogic as of September 30, 2025. 12 Tangible book value per common share represents a non-GAAP financial measure. For more information, see page 19. 13 Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries. • Net income of $8.5 billion compared to $6.9 billion – Diluted earnings per share of $1.06 compared to $0.81, up 31% • Revenue, net of interest expense, of $28.1 billion ($28.2 billion FTE),(A) up 11%, reflected higher net interest income (NII), investment banking and asset management fees, and sales and trading revenue – NII of $15.2 billion ($15.4 billion FTE),(A) up 9%, driven by higher NII related to Global Markets activity, fixed-rate asset repricing, and higher deposit and loan balances, partially offset by the impact of lower interest rates ▪ 5th consecutive quarter of sequential NII growth • Provision for credit losses of $1.3 billion decreased from $1.5 billion in 3Q24 and $1.6 billion in 2Q25 – Net charge-offs of $1.4 billion decreased from $1.5 billion in 3Q24 and 2Q25 • Noninterest expense of $17.3 billion, up 5%, driven by higher revenue- related expenses and investments in people, brand and technology. Efficiency ratio improved 329 bps to 62% – Increased 1% from 2Q25, driven primarily by investments in people and technology, as well as higher revenue-related expenses • Return on average common shareholders' equity ratio of 11.5%; return on average tangible common shareholders' equity ratio of 15.4%10 • Return on average assets of 0.98% • Balance Sheet Remained Strong – Average deposit balances of $1.99 trillion increased 4%; 9th consecutive quarter of sequential growth – Average loans and leases of $1.15 trillion increased 9%, with growth across every business segment – Average Global Liquidity Sources of $961 billion(C) – Common equity tier 1 (CET1) capital of $203 billion, up 1% from 2Q25 – CET1 ratio of 11.6% (Standardized);(D) well above the regulatory minimum – Returned $7.4 billion to shareholders ($2.1 billion through common stock dividends and $5.3 billion in share repurchases) and increased the quarterly common stock dividend 8% • Book value per common share rose 7% to $37.95; tangible book value per common share rose 8% to $28.3912

From Executive Vice President and CFO Alastair Borthwick:

This quarter's performance demonstrated the earnings power of our diversified model. We believe our investments in technology, talent and client experiences aided in an improved efficiency ratio as well as operating leverage. Our strong capital position enabled us to support clients, growing average loans by $25 billion from the second quarter, and to return $7.4 billion to shareholders through dividends and share repurchases. Liquidity and capital improved and our asset quality included a decline in net charge-offs, positioning us to be well-prepared to grow with clients and deliver for shareholders.

Bank of America Financial Highlights

($ in billions, except per share data)	3Q25	2Q25	3Q24
Total revenue, net of interest expense	$28.1	$26.5	$25.3
Provision for credit losses	1.3	1.6	1.5
Noninterest expense	17.3	17.2	16.5
Pretax income	9.5	7.7	7.3
Pretax, pre-provision income[1(F)]	10.8	9.3	8.9
Income tax expense	1.0	0.6	0.4
Net income	8.5	7.1	6.9
Diluted earnings per share	$1.06	$0.89	$0.81

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Spotlight on Average Deposits and Net Interest Income ($B)



Average Deposits
$1,921
$1,958
$1,958
$1,974
$1,991
3Q24
4Q24
1Q25
2Q25
3Q25



Net Interest Income (FTE)(A)
$14.1
$14.0
$14.5
$14.4
$14.6
$14.4
$14.8
$14.7
$15.4
$15.2
3Q24
4Q24
1Q25
2Q25
3Q25
Net interest income (GAAP)
FTE adjustment

2

BANK OF AMERICA

Consumer Banking[1]

- Net income of $3.4 billion
- Revenue of $11.2 billion,[2] up 7%, driven by higher NII
- Provision for credit losses of $1.0 billion, down 23%
  - Net reserve release of $113 million vs. net reserve build of $127 million in 3Q24[(G)]
  - Net charge-offs of $1.1 billion decreased $53 million
- Noninterest expense of $5.6 billion increased 1%, driven primarily by investments in the business, including people
  - Efficiency ratio of 50%
- Return on average allocated capital of 31%

Business Highlights[1,3(B)]

- Average deposits of $947 billion were up 1%
  - 58% of deposits in checking accounts; 92% are primary[4]
- Average loans and leases of $320 billion increased 2%
- Combined credit / debit card spend of $245 billion increased 6%
- Consumer investment assets of $580 billion, up 17%,[5] driven by higher market valuations and $19 billion of net client flows from new and existing clients
- 11.3 million clients enrolled in Preferred Rewards, up 1%[6]

Strong Digital Usage Continued[1]

- 79% of overall households actively using digital platforms[7]
- 49 million active digital banking users, up 1.4 million
- 2 million digitally-enabled sales, representing 66% of total sales
- 4.2 billion digital logins, up 16%
- 24.7 million active Zelle® users, up 7%; sent and received 459 million transactions worth $143 billion, up 15% and 18%, respectively[8]

Financial Results

	Three months ended		
($ in millions)	9/30/2025	6/30/2025	9/30/2024
Total revenue[2]	**$11,166**	$10,813	$10,418
Provision for credit losses	**1,009**	1,282	1,302
Noninterest expense	**5,575**	5,567	5,534
Pretax income	**4,582**	3,964	3,582
Income tax expense	**1,145**	991	895
Net income	**$3,437**	$2,973	$2,687

Business Highlights[(B)]

	Three months ended		
($ in billions)	9/30/2025	6/30/2025	9/30/2024
Average deposits	**$947.4**	$952.0	$938.4
Average loans and leases	**320.3**	319.1	313.8
Consumer investment assets[5]	**580.4**	539.7	496.6
Active mobile banking users (MM)	**41.3**	40.8	39.6
Number of financial centers	**3,649**	3,664	3,741
Efficiency ratio	**50 %**	51 %	53 %
Return on average allocated capital	**31**	27	25
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$101.0**	$100.0	$99.9
Total credit / debit spend	**245.2**	244.1	231.9
Risk-adjusted margin	**7.5 %**	7.1 %	7.2 %

Continued Business Leadership

- No. 1 in U.S. Consumer Deposits[(a)]
- No. 1 Small Business Lender[(b)]
- No. 1 in Retail Banking Advice Satisfaction[(c)]
- No. 1 in Banking Mobile App Satisfaction[(d)]
- Merrill Edge Self-Directed No. 1 for Bank Brokerage[(e)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking.
[6] As of August 2025. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of August 2025.
[8] Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users.

3

BANK OF AMERICA

Global Wealth and Investment Management[1]

- Net income of $1.3 billion
- Revenue of $6.3 billion,[2] up 10%. The increase was primarily driven by asset management fees, up 12% to $3.9 billion, from higher market valuations and strong AUM flows
- Noninterest expense of $4.6 billion increased 6%, driven by revenue-related incentives and investments in people
  - Pretax margin of 27%
- Return on average allocated capital of 26%

Business Highlights[1(B)]

- $4.6 trillion in client balances, up 11%, driven by higher market valuations and positive net client flows
  - AUM flows of $24 billion; $84 billion since 3Q24
- Average deposits of $277 billion decreased 1%
- Average loans and leases of $246 billion increased 9%

Merrill Wealth Management Highlights

Client Engagement

- $3.9 trillion in client balances[(B)]
- $1.7 trillion in AUM balances[(B)]
- ~4.5K net new households added in 3Q25
- 42K digital appointments scheduled in the quarter

Strong Digital Usage Continued

- 85% of Merrill households digitally active[3]
  - 64% of Merrill households are active on mobile
- 84% of households enrolled in eDelivery[4]
- 76% of eligible checks deposited through automated channels[5]
- 79% of eligible bank and brokerage accounts opened through digital onboarding

Bank of America Private Bank Highlights

Client Engagement

- $745 billion in client balances[(B)]
- $447 billion in AUM balances[(B)]
- ~460 net new relationships added in 3Q25 with $3MM+ clients

Strong Digital Usage Continued[1]

- 93% of relationships digitally active[6]
  - 76% of Private Bank core relationships are active on mobile
- 52% of eligible relationships enrolled in eDelivery[4]
- 77% of eligible checks deposited through automated channels[5]
- 58% of eligible Investment and Trust accounts opened through digital onboarding

Financial Results

	Three months ended		
($ in millions)	9/30/2025	6/30/2025	9/30/2024
Total revenue[2]	**$6,312**	$5,937	$5,762
Provision for credit losses	**4**	20	7
Noninterest expense	**4,622**	4,593	4,340
Pretax income	**1,686**	1,324	1,415
Income tax expense	**421**	331	354
Net income	**$1,265**	$993	$1,061

Business Highlights[(B)]

	Three months ended		
($ in billions)	9/30/2025	6/30/2025	9/30/2024
Average deposits	**$276.5**	$276.8	$280.0
Average loans and leases	**245.5**	237.4	225.4
Total client balances (EOP)	**4,641.2**	4,395.2	4,193.9
AUM flows	**23.5**	14.3	21.3
Pretax margin	**27 %**	22 %	25 %
Return on average allocated capital	**26**	20	23

Continued Business Leadership

- No. 1 on Forbes' Top Women Wealth Advisors Best-in-State (2025), Best-in-State Wealth Management Teams (2025), and Top Next Generation Advisors (2025)
- No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2025) and No. 1 on Barron's Top 100 Women Financial Advisors (2025)
- No. 1 on Financial Planning's Top 40 Advisors Under 40 List (2025)
- No. 1 in Managed Personal Trust AUM[(b)]
- Best Private Bank in North America and Excellence in Philanthropic Services[(f)]
- Winner for Thought Leadership by a Broker-Dealer[(g)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] Percentage of digitally active Merrill primary households across the enterprise ($250K+ in investable assets within the enterprise) as of September 2025. Excludes Stock Plan and Banking-only households.
[4] Includes Merrill Digital Households across the enterprise (excluding Stock Plan, Banking-only households, Retirement-only and 529-only) and Private Bank relationships that receive statements digitally, as of August 2025 for Private Bank and as of September 2025 for Merrill.
[5] Includes mobile check deposits, remote deposit operations, and automated teller machine transactions, as of August 2025 for Private Bank and as of September 2025 for Merrill.
[6] Percentage of digitally active Private Bank core relationships across the enterprise ($3MM+ in total balances) as of August 2025. Includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships.

4

BANK OF AMERICA

Global Banking[1,2]

- Net income of $2.1 billion
- Revenue of $6.2 billion[3] increased 7%, driven primarily by higher investment banking fees and treasury service charges, partially offset by lower NII
- Provision for credit losses of $269 million vs. $229 million
  - Net reserve build of $19 million vs. net reserve release of $129 million(G)
  - Net charge-offs of $250 million decreased $108 million
- Noninterest expense of $3.0 billion increased 2%, driven by investments in the business, including people
- Return on average allocated capital of 17%

Business Highlights[1,2(B)]

- Total Corporation investment banking fees (excl. self-led) of $2.0 billion increased 43%
  - #3 in investment banking fees; 136 bps gain in market share[4]
- $632 billion in average deposits increased 15%
- $388 billion in average loans and leases increased 5%

Strong Digital Usage Continued[1]

- 86% of relationship clients digitally active[5]
- 2.4 million total mobile sign-ins, up 20%[6]
- $299 billion CashPro® App Payments, up 6%
- 39.2K interactions with CashPro® Chat, supported by Erica® technology

Financial Results

	Three months ended		
($ in millions)	9/30/2025	6/30/2025	9/30/2024
Total revenue[2,3]	**$6,245**	$5,690	$5,834
Provision for credit losses	**269**	277	229
Noninterest expense	**3,044**	3,070	2,991
Pretax income	**2,932**	2,343	2,614
Income tax expense	**806**	644	719
Net income	**$2,126**	$1,699	$1,895

Business Highlights[2(B)]

	Three months ended		
($ in billions)	9/30/2025	6/30/2025	9/30/2024
Average deposits	**$631.6**	$603.4	$549.6
Average loans and leases	**388.5**	387.9	371.2
Total Corporation IB fees (excl. self-led)	**2.0**	1.4	1.4
Global Banking IB fees	**1.2**	0.8	0.8
Business Lending revenue	**2.3**	2.2	2.4
Global Transaction Services revenue	**2.7**	2.6	2.6
Efficiency ratio	**49 %**	54 %	51 %
Return on average allocated capital	**17**	13	15

Continued Business Leadership

- North America's Most Innovative Bank – 2025(h)
- World's Best Bank for Trade Finance and for FX Payments; North America's Best Digital Bank, Best Bank for Sustainable Finance, and Best Bank for Small to Medium-sized Enterprises(i)
- Bank of the Year for Customer Experience(j)
- Best Global Bank for Cash Management(h)
- 2025 Share Leader and Best Bank Award for U.S. Corporate Banking & Cash Management(k)
- Model Bank: An Edge in Actionable Analytics(l)
- Best Global Supply Chain Finance Bank in Asia Pacific; Best API Initiative in Asia Pacific(m)
- Relationships with 78% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 (2025)

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Source: Dealogic as of September 30, 2025.
[5] Includes Commercial and Business Banking clients that meet revenue threshold and all Corporate clients on CashPro® and BA360 platforms as of August 2025.
[6] Includes CashPro, BA360, and Global Card Access. BA360 as of August 2025.

5

BANK OF AMERICA

Global Markets[1,2,3]

- Net income of $1.6 billion (incl. and excl. net DVA)[4]
- Revenue of $6.2 billion increased 11%, driven primarily by higher sales and trading revenue and investment banking fees
- Noninterest expense of $3.9 billion increased 13%, driven by higher revenue-related expenses and investments in the business, including people and technology
- Return on average allocated capital of 13%
- Average VaR of $66 million[5]

Business Highlights[1,2,3,4(B)]

- Sales and trading revenue of $5.4 billion increased 9% (excl. net DVA, up 8%)[4]
  - FICC revenue increased 5% to $3.1 billion (incl. and excl. net DVA),[4] driven by improved performance in credit products
  - Equities revenue of $2.3 billion increased 14% (incl. and excl. net DVA),[4] driven by increased client activity

Additional Highlights

- 650+ research analysts covering ~3,500 companies; 1,300+ corporate bond issuers across 55+ economies and 25 industries

Financial Results

	Three months ended		
($ in millions)	**9/30/2025**	**6/30/2025**	**9/30/2024**
Total revenue[2,3]	**$6,224**	$5,980	$5,630
Net DVA	**14**	(51)	(8)
Total revenue (excl. net DVA)[2,3,4]	**$6,210**	$6,031	$5,638
Provision for credit losses	**9**	22	7
Noninterest expense	**3,895**	3,806	3,443
Pretax income	**2,320**	2,152	2,180
Income tax expense	**673**	624	632
Net income	**$1,647**	$1,528	$1,548
Net income (excl. net DVA)[4]	**$1,636**	$1,567	$1,554

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**9/30/2025**	**6/30/2025**	**9/30/2024**
Average total assets	**$1,024.3**	$1,023.0	$924.1
Average trading-related assets	**676.6**	700.4	645.6
Average loans and leases	**191.0**	176.4	140.8
Sales and trading revenue	**5.4**	5.3	4.9
Sales and trading revenue (excl. net DVA)[4]	**5.3**	5.4	4.9
Global Markets IB fees	**0.8**	0.7	0.6
Efficiency ratio	**63 %**	64 %	61 %
Return on average allocated capital	**13**	13	14

Continued Business Leadership

- Global Derivatives House of the Year[(n)]
- CLO Trading Desk of the Year[(n)]
- CMBS Bank of the Year[(n)]
- Best Sell-Side Trading Desk[(o)]
- Equity Derivatives House of the Year[(p)]
- No. 1 All-America Trading[(q)]
- No. 1 Municipal Bonds Underwriter[(r)]
- No. 2 Top Global Research Firm[(q)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted. The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.

[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.

[3] Revenue, net of interest expense.

[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See Endnote E on page 10 for more information.

[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $66MM, $84MM and $64MM for 3Q25, 2Q25 and 3Q24, respectively. For more information on VaR, see Endnote H on page 10.

6

7 All Other1 Financial Results Three months ended ($ in millions) 9/30/2025 6/30/2025 9/30/2024 Total revenue2 ($1,705) ($1,812) ($2,152) Provision (benefit) for credit losses 4 (9) (3) Noninterest expense 201 147 171 Pretax loss (1,910) (1,950) (2,320) Income tax expense (benefit) (1,904) (1,873) (2,025) Net income (loss) ($6) ($77) ($295) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. 3 Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see Endnote I on page 10. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net loss of $6 million improved from a net loss of $295 million in 3Q24 • The Corporation’s total effective tax rate (ETR) for the quarter was approximately 10% – The primary drivers reducing the ETR from the statutory rates were recurring tax credits primarily related to investments in renewable energy and affordable housing – Excluding the recurring tax credits and discrete tax items, the Corporation’s adjusted ETR was approximately 23%3

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs of $1.4 billion decreased $158 million from 2Q25
  - Consumer net charge-offs of $978 million decreased $81 million from 2Q25, driven by lower credit card losses
  - Credit card charge-off rate improved to 3.46% from 3.82% in 2Q25 and 3.70% in 3Q24
    - Early and late stage credit card delinquency rates continued to stabilize compared to 2Q25 and 3Q24
  - Commercial net charge-offs of $389 million decreased $77 million compared to 2Q25, driven by lower commercial real estate losses
- Net charge-off ratio[2] of 0.47% decreased 8 bps vs. 2Q25

Provision for credit losses

- Provision for credit losses of $1.3 billion decreased $297 million vs. 2Q25
  - Net reserve release of $72 million vs. net reserve build of $67 million in 2Q25(G)

Allowance for credit losses

- Allowance for loan and lease losses of $13.3 billion represented 1.14% of total loans and leases[3]
  - Total allowance for credit losses of $14.4 billion included $1.1 billion for unfunded commitments
- Nonperforming loans of $5.3 billion decreased $634 million from 2Q25
- Commercial reservable criticized utilized exposure of $26.3 billion decreased $1.6 billion from 2Q25

Highlights

	Three months ended		
($ in millions)	9/30/2025	6/30/2025	9/30/2024
Provision for credit losses	**$1,295**	$1,592	$1,542
Net charge-offs	**1,367**	1,525	1,534
Net charge-off ratio[2]	**0.47 %**	0.55 %	0.58 %
At period-end			
Nonperforming loans and leases	**$5,347**	$5,981	$5,629
Nonperforming loans and leases ratio	**0.46 %**	0.52 %	0.53 %
Allowance for credit losses	**14,361**	14,434	14,351
Allowance for loan and lease losses	**13,252**	13,291	13,251
Allowance for loan and lease losses ratio[3]	**1.14 %**	1.17 %	1.24 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity, and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B)]

	Three months ended		
	9/30/2025	6/30/2025	9/30/2024
Ending Balance Sheet			
Total assets	**$3,403.2**	$3,441.1	$3,324.3
Total loans and leases	**1,165.9**	1,147.1	1,075.8
Total loans and leases in business segments (excluding All Other)	**1,158.5**	1,140.1	1,067.0
Total deposits	**2,002.2**	2,011.6	1,930.4
Average Balance Sheet			
Average total assets	**$3,435.9**	$3,432.7	$3,296.2
Average loans and leases	**1,153.0**	1,128.5	1,059.7
Average deposits	**1,991.4**	1,973.8	1,920.7
Funding and Liquidity			
Long-term debt	**$311.5**	$313.4	$296.9
Global Liquidity Sources, average[(C)]	**961**	938	947
Equity			
Common shareholders' equity	**$278.2**	$276.1	$272.0
Common equity ratio	**8.2 %**	8.0 %	8.2 %
Tangible common shareholders' equity[1]	**$208.1**	$206.0	$201.9
Tangible common equity ratio[1]	**6.2 %**	6.1 %	6.2 %
Per Share Data			
Common shares outstanding (in billions)	**7.33**	7.44	7.69
Book value per common share	**$37.95**	$37.13	$35.37
Tangible book value per common share[1]	**28.39**	27.71	26.25
Regulatory Capital[(D)]			
CET1 capital	**$202.9**	$201.2	$199.8
Standardized approach			
Risk-weighted assets	**$1,753**	$1,748	$1,689
CET1 ratio	**11.6 %**	11.5 %	11.8 %
Advanced approaches			
Risk-weighted assets	**$1,548**	$1,546	$1,482
CET1 ratio	**13.1 %**	13.0 %	13.5 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.8 %**	5.7 %	5.9 %

[1] Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see page 19.

9

BANK OF AMERICA

Endnotes

A We also measure NII and revenue, net of interest expense, on an FTE basis, which are non-GAAP financial measures. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $15.4 billion, $14.8 billion, $14.6 billion, $14.5 billion and $14.1 billion for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively. Revenue, net of interest expense, on an FTE basis, was $28.2 billion, $26.6 billion and $25.5 billion for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively. The FTE adjustment was $154 million, $145 million, $145 million, $154 million and $147 million for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Consolidated and Business Segment Highlights on page 1, Balance Sheet, Liquidity, and Capital Highlights on page 9 and on the Segment pages for each segment.

C Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

D Regulatory capital ratios at September 30, 2025 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for all periods presented.

E The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	9/30/2025	6/30/2025	9/30/2024
Sales and trading revenue			
Fixed-income, currencies and commodities	**$ 3,091**	$ 3,193	$ 2,934
Equities	**2,270**	2,133	1,996
Total sales and trading revenue	**$ 5,361**	$ 5,326	$ 4,930
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	**$ 3,077**	$ 3,247	$ 2,942
Equities	**2,270**	2,130	1,996
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 5,347**	$ 5,377	$ 4,938

[1] For the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, net DVA gains (losses) were $14 million, ($51) million and ($8) million, FICC net DVA gains (losses) were $14 million, ($54) million and ($8) million, and Equities net DVA gains (losses) were $0, $3 million and $0, respectively.

F Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For reconciliations to GAAP financial measures, see page 19.

G Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

H Beginning in the first quarter of 2025, the VaR amounts for all periods presented are those used in the Corporation's risk management of its trading portfolios. Previously, the VaR amounts presented were those used for regulatory capital. The trading portfolio represents trading assets and liabilities, primarily consisting of regular underwriting or dealing in securities and derivative contracts, and acquiring positions as an accommodation to customers.

I For the three months ended September 30, 2025, adjusted ETR of 23% is calculated as ETR of 10% plus 13 percentage points for the tax rate effects of tax credits and discrete tax items totaling $1.2 billion. We believe the presentation of adjusted ETR is useful because it provides additional information to assess the Corporation's results of operations.

10

BANK OF AMERICA

Business Leadership Sources

(a) FFIEC Call Reports, 2Q25.

(b) FDIC, 2Q25.

(c) J.D. Power 2025 U.S. Retail Banking Advice Satisfaction Study measures customer satisfaction with retail bank advice / guidance in the past 12 months. For more information, visit jdpower.com/awards.*

(d) J.D. Power 2025 U.S. Mobile App Satisfaction Study measures overall satisfaction with banking app channel in the first quarter of 2025. For more information, visit jdpower.com/awards.*

(e) StockBrokers.com* 2025 Annual Awards.

(f) Global Private Banker Innovation Awards, 2025.

(g) WealthManagement.com,* 2025.

(h) Global Finance, 2025.

(i) Euromoney, 2024.

(j) Treasury Management International, 2025.

(k) Coalition Greenwich, 2025.

(l) Celent, 2025.

(m) Asian Banker, 2025.

(n) GlobalCapital, 2025.

(o) Global Markets Choice Awards, 2025.

(p) Risk Awards, 2025.

(q) Extel, 2024.

(r) LSEG-Refinitiv, YTD 2025.

* Website content is not incorporated by reference into this press release.

11

12 Contact Information and Investor Conference Call Invitation Investor Call Information Chair and CEO Brian Moynihan and Executive Vice President and CFO Alastair Borthwick will discuss third- quarter 2025 financial results in an investor conference call at 8:30 a.m. ET today. The conference call and presentation materials can be accessed on the Bank of America Investor Relations website at https:// investor.bankofamerica.com.* For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon on October 15 through 11:59 p.m. ET on October 24. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving nearly 70 million consumer and small business clients with approximately 3,600 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 59 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “outlook,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. * Website content is not incorporated by reference into this press release. Reporters May Contact: Jocelyn Seidenfeld, Bank of America Phone: 1.646.743.3356 jocelyn.seidenfeld@bofa.com Tim Hurkmans, Bank of America Phone: 1.929.656.1718 tim.hurkmans@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation's 2024 Annual Report on Form 10-K and in any of the Corporation’s subsequent U.S. Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory investigations, proceedings and enforcement actions, which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti-money laundering and economic sanctions programs and the processing of electronic payments, including through the Zelle network, and related fraud, which are in various stages; in connection with ongoing litigation, the impact of certain changes to Visa’s and Mastercard’s respective card payment network rules and reductions in interchange fees for U.S.-based merchants; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the impact of U.S. and global interest rates (including the potential for ongoing fluctuations in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and / or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, which may have varying effects across industries and geographies and geopolitical instability; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, which may include unemployment rates, real estate prices, gross domestic product levels and corporate bond spreads, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of trade policies, supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations, including impacts from the 2025 budget reconciliation legislation; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of various third parties, including regulators and federal and state governments, such as from cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental goals or the impact of any changes in the Corporation's sustainability or human capital management strategy or goals; the impact of uncertain or changing political conditions, federal government shutdowns and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy; the emergence of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), civil unrest, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. is registered as a futures commission merchant with the CFTC and is a member of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https:// newsroom.bankofamerica.com.* www.bankofamerica.com* * Website content is not incorporated by reference into this press release.

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

Summary Income Statement	Nine Months Ended September 30 2025	Nine Months Ended September 30 2024	Third Quarter 2025	Second Quarter 2025	Third Quarter 2024
Net interest income	$ 44,346	$ 41,701	$ 15,233	$ 14,670	$ 13,967
Noninterest income	37,571	34,839	12,855	11,793	11,378
Total revenue, net of interest expense	81,917	76,540	28,088	26,463	25,345
Provision for credit losses	4,367	4,369	1,295	1,592	1,542
Noninterest expense	52,290	50,025	17,337	17,183	16,479
Income before income taxes	25,260	22,146	9,456	7,688	7,324
Income tax expense	2,279	1,679	987	572	428
Net income	$ 22,981	$ 20,467	$ 8,469	$ 7,116	$ 6,896
Preferred stock dividends	1,126	1,363	429	291	516
Net income applicable to common shareholders	$ 21,855	$ 19,104	$ 8,040	$ 6,825	$ 6,380
Average common shares issued and outstanding	7,574.5	7,894.7	7,466.0	7,581.2	7,818.0
Average diluted common shares issued and outstanding	7,724.7	7,965.0	7,627.1	7,651.6	7,902.1
Summary Average Balance Sheet					
Total cash and cash equivalents	$ 294,819	$ 361,436	$ 289,196	$ 299,620	$ 344,216
Total debt securities	929,833	859,578	932,588	933,065	883,562
Total loans and leases	1,125,293	1,053,055	1,153,035	1,128,453	1,059,728
Total earning assets	3,019,348	2,888,842	3,040,188	3,050,206	2,917,697
Total assets	3,407,010	3,272,856	3,435,943	3,432,734	3,296,171
Total deposits	1,974,630	1,912,741	1,991,434	1,973,761	1,920,748
Common shareholders' equity	274,868	266,145	276,743	274,344	269,001
Total shareholders' equity	298,249	293,638	301,975	296,917	294,985
Performance Ratios					
Return on average assets	0.90 %	0.84 %	0.98 %	0.83 %	0.83 %
Return on average common shareholders' equity	10.63	9.59	11.53	9.98	9.44
Return on average tangible common shareholders' equity [(1)]	14.27	13.02	15.43	13.40	12.76
Per Common Share Information					
Earnings	$ 2.89	$ 2.42	$ 1.08	$ 0.90	$ 0.82
Diluted earnings	2.85	2.40	1.06	0.89	0.81
Dividends paid	0.80	0.74	0.28	0.26	0.26
Book value	37.95	35.37	37.95	37.13	35.37
Tangible book value [(1)]	28.39	26.25	28.39	27.71	26.25

Summary Period-End Balance Sheet	September 30 2025	June 30 2025	September 30 2024
Total cash and cash equivalents	$ 246,507	$ 266,011	$ 295,589
Total debt securities	936,050	930,216	892,989
Total loans and leases	1,165,900	1,147,056	1,075,800
Total earning assets	3,010,204	3,038,726	2,921,286
Total assets	3,403,216	3,441,142	3,324,293
Total deposits	2,002,208	2,011,613	1,930,352
Common shareholders' equity	278,160	276,104	271,958
Total shareholders' equity	304,152	299,599	296,512
Common shares issued and outstanding	7,329.4	7,436.7	7,688.8

Credit Quality	Nine Months Ended September 30 2025	Nine Months Ended September 30 2024	Third Quarter 2025	Second Quarter 2025	Third Quarter 2024
Total net charge-offs	$ 4,344	$ 4,565	$ 1,367	$ 1,525	$ 1,534
Net charge-offs as a percentage of average loans and leases outstanding [(2)]	0.52 %	0.58 %	0.47 %	0.55 %	0.58 %
Provision for credit losses	$ 4,367	$ 4,369	$ 1,295	$ 1,592	$ 1,542

	September 30 2025	June 30 2025	September 30 2024
Total nonperforming loans, leases and foreclosed properties [(3)]	$ 5,470	$ 6,104	$ 5,824
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(3)]	0.47 %	0.54 %	0.54 %
Allowance for credit losses	$ 14,361	$ 14,434	$ 14,351
Allowance for loan and lease losses	13,252	13,291	13,251
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(2)]	1.14 %	1.17 %	1.24 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation. 14

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	**September 30 2025**	June 30 2025	September 30 2024
Regulatory capital metrics [(4)]**:**			
Common equity tier 1 capital	**$ 202,875**	$ 201,200	$ 199,805
Common equity tier 1 capital ratio - Standardized approach	**11.6 %**	11.5 %	11.8 %
Common equity tier 1 capital ratio - Advanced approaches	**13.1**	13.0	13.5
Total capital ratio - Standardized approach	**15.0**	14.8	14.9
Total capital ratio - Advanced approaches	**16.3**	16.1	16.3
Tier 1 leverage ratio	**6.8**	6.7	6.9
Supplementary leverage ratio	**5.8**	5.7	5.9
Total ending equity to total ending assets ratio	**8.9**	8.7	8.9
Common equity ratio	**8.2**	8.0	8.2
Tangible equity ratio [(5)]	**7.0**	6.8	7.0
Tangible common equity ratio [(5)]	**6.2**	6.1	6.2

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per common share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held-for-sale or accounted for under the fair value option.

(4) Regulatory capital ratios at September 30, 2025 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for all periods presented.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

Current-period information is preliminary and based on company data available at the time of the presentation. 15

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Third Quarter 2025				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 11,166	$ 6,312	$ 6,245	$ 6,224	$ (1,705)
Provision for credit losses	1,009	4	269	9	4
Noninterest expense	5,575	4,622	3,044	3,895	201
Net income	3,437	1,265	2,126	1,647	(6)
Return on average allocated capital [(1)]	31 %	26 %	17 %	13 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 320,297	$ 245,523	$ 388,482	$ 190,994	$ 7,739
Total deposits	947,414	276,534	631,560	37,588	98,338
Allocated capital [(1)]	44,000	19,750	50,750	49,000	n/m
Period end					
Total loans and leases	$ 321,905	$ 252,986	$ 386,828	$ 196,759	$ 7,422
Total deposits	949,100	278,931	640,801	36,883	96,493

	Second Quarter 2025				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,813	$ 5,937	$ 5,690	$ 5,980	$ (1,812)
Provision for credit losses	1,282	20	277	22	(9)
Noninterest expense	5,567	4,593	3,070	3,806	147
Net income (loss)	2,973	993	1,699	1,528	(77)
Return on average allocated capital [(1)]	27 %	20 %	13 %	13 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 319,142	$ 237,377	$ 387,864	$ 176,368	$ 7,702
Total deposits	951,986	276,825	603,410	38,040	103,500
Allocated capital [(1)]	44,000	19,750	50,750	49,000	n/m
Period end					
Total loans and leases	$ 320,908	$ 241,142	$ 390,691	$ 187,357	$ 6,958
Total deposits	954,373	275,778	643,529	38,232	99,701

	Third Quarter 2024				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,418	$ 5,762	$ 5,834	$ 5,630	$ (2,152)
Provision for credit losses	1,302	7	229	7	(3)
Noninterest expense	5,534	4,340	2,991	3,443	171
Net income	2,687	1,061	1,895	1,548	(295)
Return on average allocated capital [(1)]	25 %	23 %	15 %	14 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 313,781	$ 225,355	$ 371,216	$ 140,806	$ 8,570
Total deposits	938,364	279,999	549,629	34,952	117,804
Allocated capital [(1)]	43,250	18,500	49,250	45,500	n/m
Period end					
Total loans and leases	$ 316,097	$ 227,318	$ 375,159	$ 148,447	$ 8,779
Total deposits	944,358	283,432	556,953	35,142	110,467

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation. 16

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Year-to-Date by Business Segment and All Other (Dollars in millions) Nine Months Ended September 30, 2025 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 32,472 $ 18,265 $ 17,912 $ 18,788 $ (5,076) Provision for credit losses 3,583 38 700 59 (13) Noninterest expense 16,968 13,874 9,298 11,512 638 Net income (loss) 8,941 3,265 5,738 5,124 (87) Return on average allocated capital (1) 27% 22% 15% 14 % n/m Balance Sheet Average Total loans and leases $ 318,178 $ 238,457 $ 385,062 $ 175,777 $ 7,819 Total deposits 948,983 279,883 603,591 38,141 104,032 Allocated capital (1) 44,000 19,750 50,750 49,000 n/m Period end Total loans and leases $ 321,905 $ 252,986 $ 386,828 $ 196,759 $ 7,422 Total deposits 949,100 278,931 640,801 36,883 96,493 Nine Months Ended September 30, 2024 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 30,790 $ 16,927 $ 17,867 $ 16,972 $ (5,551) Provision for credit losses 3,733 1 693 (42) (16) Noninterest expense 16,473 12,803 8,902 10,421 1,426 Net income 7,938 3,092 5,997 4,681 (1,241) Return on average allocated capital (1) 25% 22% 16% 14 % n/m Balance Sheet Average Total loans and leases $ 313,027 $ 222,260 $ 372,516 $ 136,572 $ 8,680 Total deposits 946,640 288,319 533,620 33,167 110,995 Allocated capital (1) 43,250 18,500 49,250 45,500 n/m Period end Total loans and leases $ 316,097 $ 227,318 $ 375,159 $ 148,447 $ 8,779 Total deposits 944,358 283,432 556,953 35,142 110,467 (1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently. n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Nine Months Ended September 30 Third Quarter 2025 Second Quarter 2025 Third Quarter 2024FTE basis data (1) 2025 2024 Net interest income $ 44,790 $ 42,166 $ 15,387 $ 14,815 $ 14,114 Total revenue, net of interest expense 82,361 77,005 28,242 26,608 25,492 Net interest yield 1.98% 1.95% 2.01% 1.94% 1.92 % Efficiency ratio 63.49 64.96 61.39 64.58 64.64 Other Data September 30 2025 June 30 2025 September 30 2024 Number of financial centers - U.S. 3,649 3,664 3,741 Number of branded ATMs - U.S. 14,920 14,904 14,900 Headcount 213,384 213,388 213,491 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $444 million and $465 million for the nine months ended September 30, 2025 and 2024, $154 million and $145 million for the third and second quarters of 2025, and $147 million for the third quarter of 2024.

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business using certain non-GAAP financial measures, including pretax, pre-provision income (as defined in Endnote F on page 10) and ratios that utilize tangible equity and tangible assets, each of which is a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures defined by GAAP for the nine months ended September 30, 2025 and 2024, and the three months ended September 30, 2025, June 30, 2025 and September 30, 2024. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate these non-GAAP financial measures differently.

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
	2025	2024	**2025**	2025	2024
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 25,260**	$ 22,146	**$ 9,456**	$ 7,688	$ 7,324
Provision for credit losses	**4,367**	4,369	**1,295**	1,592	1,542
Pretax, pre-provision income	**$ 29,627**	$ 26,515	**$ 10,751**	$ 9,280	$ 8,866
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 298,249**	$ 293,638	**$ 301,975**	$ 296,917	$ 294,985
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,893)**	(1,971)	**(1,873)**	(1,893)	(1,951)
Related deferred tax liabilities	**845**	869	**839**	846	864
Tangible shareholders' equity	**$ 228,180**	$ 223,515	**$ 231,920**	$ 226,849	$ 224,877
Preferred stock	**(23,381)**	(27,493)	**(25,232)**	(22,573)	(25,984)
Tangible common shareholders' equity	**$ 204,799**	$ 196,022	**$ 206,688**	$ 204,276	$ 198,893
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 304,152**	$ 296,512	**$ 304,152**	$ 299,599	$ 296,512
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,860)**	(1,938)	**(1,860)**	(1,880)	(1,938)
Related deferred tax liabilities	**828**	859	**828**	842	859
Tangible shareholders' equity	**$ 234,099**	$ 226,412	**$ 234,099**	$ 229,540	$ 226,412
Preferred stock	**(25,992)**	(24,554)	**(25,992)**	(23,495)	(24,554)
Tangible common shareholders' equity	**$ 208,107**	$ 201,858	**$ 208,107**	$ 206,045	$ 201,858
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,403,216**	$ 3,324,293	**$ 3,403,216**	$ 3,441,142	$ 3,324,293
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,860)**	(1,938)	**(1,860)**	(1,880)	(1,938)
Related deferred tax liabilities	**828**	859	**828**	842	859
Tangible assets	**$ 3,333,163**	$ 3,254,193	**$ 3,333,163**	$ 3,371,083	$ 3,254,193
Book value per share of common stock					
Common shareholders' equity	**$ 278,160**	$ 271,958	**$ 278,160**	$ 276,104	$ 271,958
Ending common shares issued and outstanding	**7,329.4**	7,688.8	**7,329.4**	7,436.7	7,688.8
Book value per share of common stock	**$ 37.95**	$ 35.37	**$ 37.95**	$ 37.13	$ 35.37
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 208,107**	$ 201,858	**$ 208,107**	$ 206,045	$ 201,858
Ending common shares issued and outstanding	**7,329.4**	7,688.8	**7,329.4**	7,436.7	7,688.8
Tangible book value per share of common stock	**$ 28.39**	$ 26.25	**$ 28.39**	$ 27.71	$ 26.25

Current-period information is preliminary and based on company data available at the time of the presentation. 19